Exhibit 3.2

BYLAWS

OF

CITIZENS BANCORP OF VIRGINIA, INC.

(Adopted September 24, 2003)

TABLE OF CONTENTS

Page

ARTICLE I - SHARES

1

Section 1.

Certificates

1

Section 2.

Signatures

1

Section 3.

Duplicate Certificates

1

Section 4.

Transfer of Shares

1

Section 5.

Restrictions on Transfer

1

ARTICLE II - SHAREHOLDERS

1

Section 1.

Holders of Shares

1

Section 2.

Meetings Generally

2

Section 3.

Annual Meetings

2

Section 4.

Special Meetings

2

Section 5.

Notice

2

Section 6.

Waiver of Notice

2

Section 7.

Determination of Shareholders of Record

2

Section 8.

Conduct of Meetings

3

Section 9.

Proxies

3

Section 10.

Procedure at Meetings

3

Section 11.

Quorum and Voting

3

Section 12.

Adjournments

3

ARTICLE III - DIRECTORS

4

Section 1.

General Powers

4

Section 2.

Number and Qualifications

4

Section 3.

Regular Meetings

4

Section 4.

Special Meetings

4

Section 5.

Notice

4

Section 6.

Waiver of Notice

5

Section 7.

Action Without Meeting

5

Section 8.

Conduct of Meetings

5

Section 9.

Procedure at Meetings

5

Section 10.

Participation by Conference Telephone

5

Section 11.

Quorum

5

Section 12.

Committees

5

Section 13.

Removal

6

Section 14.

Vacancies

6

Section 15.

Nominations of Director Candidates

6

Section 16.

Shareholder Proposals

6

Section 17.

Resignation

7

Section 18.

Conflicts of Interest

7

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ARTICLE IV - OFFICERS

7

Section 1.

Generally

7

Section 2.

President

8

Section 3.

Vice Presidents

8

Section 4.

Delegation of Power

8

Section 5.

Term of Office

8

Section 6.

Resignation

8

Section 7.

Removal

8

Section 8.

Execution of Instruments

8

Section 9.

Proxies

9

ARTICLE V - SEAL

9

ARTICLE VI - AMENDMENTS

9

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BYLAWS

OF

CITIZENS BANCORP OF VIRGINIA, INC.

ARTICLE 1

SHARES

Section 1.  Certificates.  All shares issued by the Corporation shall, when fully paid be represented by certificates in such form as may be required by law and approved by the Board of Directors.  Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the President or the Executive Vice President and by any Vice President, Assistant Vice President or any other officer authorized by resolution of the Board of Directors.  Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

Section 2.  Signatures.  The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3.  Duplicate Certificates.  In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

Section 4.  Transfer of Shares.  A transfer of shares shall be made on the share transfer books of the Corporation only upon surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact.  The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper.

Section 5.  Restrictions on Transfer.  A transfer of shares shall be made only in accordance with any provision of the articles of incorporation or these bylaws or an agreement between the shareholders and the Corporation that imposes restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

Section 1.  Holders of Shares.  Unless otherwise required by law, only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names.

Section 2.  Meetings Generally.  Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place within a 75 mile radius thereof within the Commonwealth of Virginia, as the Board of Directors may designate from time to time.

Section 3.  Annual Meetings.  An annual meeting of the shareholders shall be held on the third Wednesday in May of each year, or on such other date set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 4.  Special Meetings.  A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President or a majority of the directors then in office.

Section 5.  Notice.  Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting.  Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than 25 days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 35 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be).  Notice to a shareholder shall be deemed given when mailed postage prepaid to the shareholder at his address as shown in the current record of shareholders of the Corporation.

A shareholder’s attendance at a meeting waives objection to:  (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 6.  Waiver of Notice.  Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7.  Determination of Shareholders of Record.  The share transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose).  In lieu of closing such books, the Board of

Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken).  If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 8.  Conduct of Meetings.  The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the shareholders.  In the absence of the Chairman of the Board of Directors, the President, or another officer of the Corporation appointed by the President, shall act as chairman of and preside over such meetings.  If none of the persons in these offices are present and two-thirds of the outstanding shares of the Corporation are present, either in person or by proxy at the meeting, the meeting shall elect a chairman; otherwise, the meeting shall be adjourned to a date, time and place subject to further notice in accordance with these bylaws and applicable law.  The chairman of the meeting shall appoint an officer of the Corporation to serve as the secretary at the shareholders meetings.  The order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be determined by the chairman.

Section 9.  Proxies.  A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact.  No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein.  Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 10.  Procedure at Meeting.  The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 8 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes.  However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 11.  Quorum and Voting.  A majority of the votes entitled to be cast on a matter shall constitute a quorum for action on that matter.  If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 12.  Adjournments.  A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place.  If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting.  If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment.  If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section 1.  General Powers.  Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2.  Number and Qualifications.  The Board of Directors shall consist of nine persons; but the shareholders, at any meeting, shall have the right to increase or diminish the number of directors, the number in no case to be less than nine.  Directors need not be residents of Virginia.  Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders.

Section 3.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as a majority of the directors then in office may designate from time to time.  A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman, the President or a majority of the directors then in office.  Such meetings shall take place at the principal office of the Corporation or at such other place within the Commonwealth of Virginia as the officer or persons calling the special meeting may designate.

Section 5.  Notice.  Written notice of the date, time and place of special meetings shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or directors calling the meeting, to the address of such director as it appears in the records of the Corporation not less than ten days before the date of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6.  Wavier of Notice.  Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the President of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7.  Action Without Meeting.  Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors.  The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

Section 8.  Conduct of Meetings.  The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the Board of Directors.  In the absence of the Chairman, the President, or another director appointed by the President, shall act as chairman of and preside over the meetings of the Board of Directors.  If none of the persons in these offices are present, then the quorum requirement shall be two-thirds of the members of the Board then in office, and if such a quorum is present, the meeting shall elect a chairman.  The chairman shall appoint an officer of the Corporation to act as secretary of such meetings.

Section 9.  Procedure at Meeting.  The procedure at meetings of the Board of Directors shall be determined by the chairman, and (subject to the provisions of Section 18 of this Article) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10.  Participation by Conference Telephone.  The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 11.  Quorum.  A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins.  The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 12.  Committees.  The Board of Directors may create one or more committees and appoint two or more members of the board to serve on them at the pleasure of the Board of Directors.  Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 13.  Removal.  Directors of the Corporation may be removed only with cause and with the affirmative vote of at least a majority of the outstanding shares entitled to vote.

Section 14.  Vacancies.  If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders.  In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected.  Vacancies resulting from the increase in the number of directors shall be filled in the same manner.

Section 15.  Nominations of Director Candidates.  The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual meeting of shareholders.  Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery of by United States mail, postage prepaid, to the President of the Corporation not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors; provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than 90 days nor more than 120 days prior to the date set for such annual meeting of shareholders.  Each such notice of a shareholder’s intention to make nominations) shall set forth:  (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporations securities, his principal occupation for the past five years and his age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected.  The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 16.  Shareholder Proposals.  (a) Eligible shareholders making proposals for consideration at the annual meeting of shareholders of the Corporation shall submit their proposals for inclusion in the proxy materials in accordance with the rules and regulations of the Securities and Exchange Commission as set forth in the Securities Exchange Act of 1934 (the “1934 Act”).  A proponent may submit no more than one proposal that, with a supporting statement, shall not exceed in the aggregate 500 words.  At the time of submitting any such proposal, the proponent shall set forth his name and address and shall be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting.  The proponent shall have held such securities for at least one year, and he shall continue to own such securities through the date on which the meeting is held.  At the time of submission of the proposal, the Corporation shall receive from the proponent documentary evidence which supports such beneficial ownership in the form prescribed under Rule 14a-8 of the 1934 Act, as amended, or any successor statute or regulation.

(b)

Such proposal must be by written notice, either by personal delivery or by United States mail, postage prepaid, to the President of the Corporation not less than 120 days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than 90 days nor more than 120 days prior to the date set for such annual meeting of shareholders.

(c)

The Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act and this section.  In addition, the presiding officer at the meeting may refuse to acknowledge the proposal by any person that is not made in compliance with the foregoing.

Section 17.  Resignation.  A director may resign at any time by delivering written notice to the Board of Directors, the President or the Executive Vice President.  A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 18.  Conflicts of Interest.  No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if:  (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

OFFICERS

Section 1.  Generally.  The officers of the Corporation shall be a President, such Executive Vice President and Vice Presidents as the Board of Directors may appoint, each of whom shall be appointed by the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same.  The Board of Directors may from time to time, appoint other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same.  Any officer may hold more than one office and may, but need not, be a director.  Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President.

Section 2.  President.  The President shall be the chief executive officer of the Corporation The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation.  The President shall perform, to the extent consistent with these bylaws, such duties as may be required of, or conferred upon, him by the Board of Directors.

Section 3.  Vice Presidents.  The Executive Vice President and each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President.  In the event of and during the absence, disqualification or inability to act of the President, the Executive Vice President, or any of the Vice Presidents in the order designated by the Board of Directors, shall have the authority and perform the duties of the President.

Section 4.  Delegation of Power.  In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

Section 5.  Term of Office.  Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after, each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 6.  Resignation.  An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Executive Vice President.  A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 7.  Removal.  The President may be removed, with or without cause, at any time by a majority of the directors then in office.  Any other officer of the Corporation may be removed, with or without cause, by the Board of Directors, the President or the Executive Vice President.

Section 8.  Execution of Instruments.  Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation.  The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.  All transfers and conveyances of real estate shall be made by the Corporation in accordance with resolutions of the Board of Directors, and the name of the Corporation shall be signed and a seal affixed thereto, as applicable, by the President or duly authorized Vice President.

Section 9.  Proxies.  Unless otherwise prescribed by the Board of Directors, the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation.  The President also shall serve as one of the proxies related to any solicitations of proxies by the Board of Directors of the Corporation.  The President may instruct the individual or individuals appointed for the purpose of casting votes as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

SEAL

The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed by a majority of the members of the Board of Directors then in office except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same.  These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

ADOPTED:  September 24, 2003

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